EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of August 19, 2011, by and between PQH WIRELESS, INC., a Nebraska corporation dba Ring Ring Wireless (the “Buyer”), and CRICKET COMMUNICATIONS, INC., a Delaware corporation (the “Seller”). Certain capitalized terms used in this Agreement are defined on Exhibit A hereto.

RECITALS

WHEREAS, Seller owns and operates three (3) retail stores selling Cricket branded products and services (the “Business”) located at the addresses set forth on Exhibit B attached hereto (each, a “Business Location” and collectively, the “Business Locations”); and

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Dealer Agreement dated as of January 1, 2011, as the same may be amended and/or restated from time to time (“the “Dealer Agreement”), whereby Seller authorized Buyer to act as a Cricket Dealer and to sell Devices and Accessories and to provide Customer Services, more specifically described in the Dealer Agreement; and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets of the Business at the Business Locations on the terms and conditions set forth herein and to operate each such Business in accordance with the Dealer Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. THE TRANSACTION

1.1           Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Assets. For purposes of this Agreement, the term “Purchased Assets” shall mean, individually and collectively, the following:

(a)           FF&E. All personal property, furniture, fixtures, equipment and other tangible personal property used in the Business at the Business Locations (the “FF&E”) set forth on Schedule 1.1(a);

(b)           Leases. All rights in the real estate lease for each Business Location to which Seller is a party (each, a “Lease” and collectively, the “Leases”), set forth on Schedule 1.1(b), together with all of Seller’s right, title and interest, if any, in all leasehold improvements installed by or on behalf of Seller in connection with the Leases, and all warranties, if any, related thereto;

(c)           Related Agreements. All water lines, rights of way, uses, licenses, easements, agreements, hereditaments, tenements, and appurtenances, if any, related to, granted or entered into in connection with the Leases (the “Related Agreements”);

(d)           Security Deposits. All security deposits deposited or paid by Seller prior to the Closing with respect to the Leases (the “Security Deposits”), set forth on Schedule 1.1(d);

(e)           Permits. All Permits that apply or relate to the Purchased Assets or the Business Locations, if and to the extent transferable under applicable law (the “Permits”); and

(f)   Goodwill. All goodwill generated by or associated with the Business at the Business Locations (the “Goodwill”).

1.2           Excluded Assets. Notwithstanding Section 1.1, the following assets of Seller (the “Excluded Assets”) shall not be included in the Purchased Assets:

(a)           Cash. Cash, cash equivalents and marketable securities;

(b)           Corporate Documents. Corporate seals, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of Seller or the Business Locations;

(c)           Deposits. All prepaid expenses, advance payments, deferred charges, and utility and other deposits deposited or paid by Seller with or to any third parties prior to the Closing with respect to the Purchased Assets, except the Security Deposits;

(d)           Trademarks. All trademarks, service marks, trade dress logos, trade names, internet domain names and corporate names of Seller, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

(e)           Signage. All Cricket identification signage on the Business Locations and on any monument or pylon signs in and around the Business Locations (“Cricket Signage”);

(f)           Inventory. All inventory, including the Devices and Accessories in the Business Locations;

(g)           Telecommunications Equipment. All repeaters, satellite dishes, cell site equipment, microwave equipment or antennas in or on any of the Business Locations used by Seller to provide wireless telecommunications services to customers; and

(h)   Information Technology. All information technology in the Business Locations, including internet connections, computer hardware, wiring, routers, modems and related equipment and cabling.

1.3           Assumption of Liabilities and Obligations. At the Closing, Buyer shall assume and agree to pay and perform all obligations and liabilities arising on and after the Closing out of or directly relating to (a) the FF&E; (b) the Leases; (c) the Business Locations; (d) the Related Agreements; (e) the Permits; and (f) Taxes, including Transfer Taxes, relating to the ownership of the Purchased Assets for the period of time on and after the Closing Date (the “Assumed Obligations”). Seller agrees to pay and satisfy when due any obligation or liability other than the Assumed Obligations: (a) incurred or made by Seller prior to the Closing in connection with the Purchased Assets; and (b) any liability of Seller for Taxes relating to Seller’s ownership of the Purchased Assets prior to the Closing (collectively, the “Excluded Obligations”). All Excluded Obligations shall remain and be the obligations and liabilities solely of Seller. The Assumed Obligations do not include any obligations or liabilities relating to any service contracts or other agreements in connection with the FF&E and Business Locations other than the Leases, unless otherwise agreed to in writing by Buyer.

1.4           Intent Regarding the Transaction. Notwithstanding the provisions of Section 1.1 (b) to the contrary, Seller and Buyer acknowledge and agree that, in lieu of assigning each Lease for a Business Location to Buyer, Buyer shall have the right to approach the landlord under each Lease (each, a “Landlord”) and attempt to negotiate a new lease with such Landlord for such Business Location, and in any such event, the following terms and conditions shall apply:

(a)           Introduction. Seller shall provide an introduction of Buyer to each Landlord promptly upon the full execution of this Agreement and Buyer shall have the right to work directly with each Landlord, so long as Seller is apprised of the progress of the discussions between Buyer and such Landlord in a timely manner;

(b)           New Lease. Buyer shall use commercially reasonable efforts to negotiate and execute a new lease (each a “New Lease”) with the Landlord for each Business Location, the terms and conditions of which shall be reasonably approved by Seller prior to Buyer’s execution thereof. Seller shall reasonably cooperate with Buyer in such negotiations as is appropriate, so long as such cooperation is at no cost or expense to Seller. Buyer shall be solely responsible for Buyer’s legal review of any New Lease, and Seller’s approval thereof shall be for the sole purpose of confirming that such New Lease complies with all requirements of this Agreement and the Dealer Agreement.

(c)           Lease Terms. The terms of each New Lease entered into by Buyer for any Business Location shall include the following: (i) the commencement date of the New Lease shall be as of the Closing Date under this Agreement; (ii) the existing Lease being replaced by the New Lease shall be terminated pursuant to a lease termination agreement in a form acceptable to Seller (the “Lease Termination Agreement”) effective as of the day before the Closing Date which releases Seller from all liability under such Lease from and after the Closing Date; (iii) Seller shall not be obligated to make any payment to the Landlord, Buyer or any other third party, as an early termination payment, penalty, excess rent payment or otherwise, as a condition to such Landlord terminating the Lease and/or releasing Seller for all ongoing liability under the Lease after the Closing Date; and (iv) the New Lease shall comply with all requirements of the Dealer Agreement regarding Buyer’s Retail Locations. Seller shall not be a party to nor have any liability with respect to any New Lease.

(d)           Assignment. In the event as of the Closing Date Buyer is unable to execute a New Lease that complies with the requirements of this Section 1.4 with the Landlord for any Business Location, the existing Lease for such Business Location shall be assigned by Seller to Buyer and Buyer shall assume all of Seller’s obligations thereunder on the Closing Date pursuant to the Lease Assignment in accordance with Section 3.2 herein. The Closing Date shall not be extended for any reason without Seller’s written consent, which consent may be withheld in Seller’s sole discretion.

ARTICLE 2. PURCHASE AND SALE

2.1   Terms of Purchase and Sale. Subject to the terms of this Agreement, as full consideration for the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the execution and delivery of the Transaction Documents by Seller to Buyer, Buyer shall deliver to Seller at the Closing $453,000.00 (the “Purchase Price”), payable in the manner set forth below. All sums required to be paid by Buyer hereunder shall be made by certified or bank cashier’s check, by wire transfer of immediately available U.S. funds, or other form satisfactory to Seller.

(a)           Deposit. Prior to the execution of this Agreement, Buyer has delivered to Seller a deposit in the amount of $67,950.00 (“Deposit”). The Deposit shall be retained by Seller and applied to the Purchase Price at each Closing as allocated to the Business Location(s) being transferred at such Closing, or, in the event of Buyer’s default hereunder, shall be retained by Seller, without prejudice to all other rights or remedies Seller might have.

(b)           Balance of Purchase Price. At each Closing, Buyer shall pay Seller the amount of the balance of the Purchase Price as allocated to the Business Location(s) being transferred at such Closing.

2.2           Transfer Taxes. Buyer shall be responsible for and shall pay any Transfer Taxes when due, and shall, at its own expense, file all necessary tax returns and other documentation with respect to all such Transfer Taxes.

2.3           Allocation of Purchase Price. The parties agree to allocate the Purchase Price among the Purchased Assets as specified on Schedule 2.3. Buyer acknowledges and agrees that the Purchase Price for the Purchased Assets is less than or equal to the fair market value of such assets.

ARTICLE 3. THE CLOSING

3.1           Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall occur initially on or before September 2, 2011 (the “Anticipated Closing Date”) (or the third (3rd) business day after the day on which all of the conditions to closing set forth in Article 7 are satisfied or waived), or at such other date, time or place as the parties may agree (the “Closing Date”). [The parties initially contemplate several Closing transferring all of the Purchased Assets on the Closing Date; provided, in the event all of the closing conditions set forth in Article 7 have not been met or waived (if subject to being waived) for each of the Business Locations by the Anticipated Closing Date, a subsequent closing shall occur for the remaining Purchased Assets within three (3) business days after the closing conditions with respect thereto have been fulfilled or waived. In no event shall such subsequent closing take place after the Outside Closing Date set forth in Section 8.1(c).]

3.2   Closing Deliveries by Seller. At the Closing, Seller shall (i) take all reasonable steps necessary to place Buyer in actual possession and operating control of the Business, the Business Locations and the Purchased Assets and (ii) deliver the following items, duly executed by Seller as applicable, all of which shall be in form and substance reasonably acceptable to Buyer:

(a)           General Assignment and Bill of Sale. General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit C(the “General Assignment and Bill of Sale”);

(b)           Consent of Landlord. Duly executed consents, substantially in the form attached hereto as Exhibit D(the “Landlord Consent”), from the Landlords of those Leases where Buyer was unable to negotiate a New Lease pursuant to Section 1.4, which consents shall release Seller from all liabilities as tenant under the applicable Lease from and after the Closing Date, or such later date agreed to by Seller, in no event later than the end of the current term of such Lease; and

(c)           Assignment and Assumption of Lease. Assignment and Assumption of Lease, substantially in the form attached hereto as Exhibit E(the “Lease Assignment”), for each Lease where Buyer was unable to negotiate a New Lease pursuant to Section 1.4.

3.3           Closing Deliveries by Buyer. At each Closing, Buyer shall deliver the following items, duly executed by Buyer as applicable, all of which shall be in form and substance reasonably acceptable to Seller:

(a)           Purchase Price. The balance of the Purchase Price for the Business Locations being transferred;

(b)           New Lease. Any New Lease for any of the Business Locations, which complies with the requirements of Section 1.4, reasonably approved by Seller and duly executed by Buyer and the applicable Landlord;

(c)           Assignment and Assumption of Lease. Lease Assignments for those Leases where Buyer was unable to negotiate a New Lease pursuant to Section 1.4, duly executed by Buyer; and

(d)           Lease Termination Agreements. A Lease Termination Agreement for each Lease that is being replaced by a New Lease for any Business Location, which complies with the requirements of Section 1.4, reasonably approved and duly executed by Seller and the applicable Landlord.

3.4           Closing Deliveries by Buyer and Seller. At each Closing, Buyer and Seller shall deliver the following items, duly executed by Buyer and Seller:

(a)           Dealer Agreement. Dealer Agreement covering the Business Locations as approved Retail Locations thereunder; and

(b)           Other Documentation. Such other instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary or appropriate to transfer the Purchased Assets in accordance with the terms hereof and consummate the Transaction.

3.5           Regarding Landlord Consents. In the event prior to each Closing Date, Seller is unable after using commercially reasonable efforts to obtain any required Landlord Consent (as described in Section 3.2(b)), such failure shall not be a default hereunder, and in such event, Seller shall have the right, but not the obligation, by written notice given to Buyer prior to the Closing Date, to extend the Closing Date by thirty (30) days in order to obtain such Landlord Consent. Seller shall be required to use commercially reasonable efforts to obtain such consent from any such Landlord but Seller shall not be required to make any payment to the Landlord (other than any typical processing fees that may be required under the Leases), Buyer or any other third party, as a penalty, excess rent payment or otherwise, as a condition to receiving such consent. In the event any such Landlord requires Seller to make such a payment for such consent, Seller shall have the right to terminate this Agreement with respect to the applicable Lease, without liability to Buyer, and the Closing shall occur without the affected Business Location and the Purchase Price shall be adjusted accordingly.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that, as of the date hereof:

4.1           Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly qualified or licensed as a foreign corporation to conduct the Business in the Business Locations.

4.2           Authority. Seller has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by Seller of the Transaction have been duly and validly authorized by all requisite action on the part of Seller.

4.3           Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Seller.

4.4           Condition. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES IN THIS ARTICLE 4, BUYER SHALL ACCEPT THE BUSINESS, THE BUSINESS LOCATIONS AND ALL PURCHASED ASSETS, ON AN “AS IS, WHERE IS” BASIS, WITH ALL FAULTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 4, NEITHER SELLER NOR ANY AFFILIATE OR REPRESENTATIVE THEREOF MAKES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF THE BUSINESS, THE PURCHASED ASSETS OR THE BUSINESS LOCATIONS; (B) THE SUITABILITY OF THE BUSINESS LOCATIONS FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (C) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE BUSINESS LOCATIONS; (D) THE ACCURACY OR COMPLETENESS OF ANY MATERIALS, DOCUMENTS OR INFORMATION PROVIDED TO BUYER UNDER THE PROVISIONS OF THIS AGREEMENT, IN CONNECTION WITH THE BIDDING PROCESS TO SELECT BUYER OR OTHERWISE; (E) THE ENFORCEABILITY OR EFFECT OF ANY LEGAL, CONTRACTUAL OR OTHER RIGHTS OR OBLIGATIONS PERTAINING TO THE BUSINESS, THE PURCHASED ASSETS OR THE BUSINESS LOCATIONS; (F) THE FUTURE PERFORMANCE OF THE BUSINESS IN ANY BUSINESS LOCATION; OR (G) ANY OTHER MATTER WITH RESPECT TO THE BUSINESS, THE PURCHASED ASSETS OR THE BUSINESS LOCATIONS.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Buyer that, as of the date hereof:

5.1           Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the nature of its business makes such qualification or licensing necessary.

5.2           Authority. Buyer has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder, and to consummate the Transaction. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by Buyer of the Transaction have been duly and validly authorized by all requisite action on the part of Buyer.

5.3           Financial Capacity. At the Closing, Buyer shall have sufficient funds, or shall have procured adequate financing upon terms satisfactory to Seller, to enable Buyer to pay the Purchase Price and to perform all of its obligations hereunder.

5.4           Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

5.5           Buyer’s Inspections. Except for the above representations and warranties of Seller, Buyer acknowledges and agrees that Buyer is a sophisticated buyer who is familiar with business of the same type as the Business operated out of the Business Locations, and with property of the same type as the Purchased Assets, and that Buyer is not relying on any materials or information provided by Seller regarding the performance of the Business or the Business Locations and acknowledges and agrees that with respect to the Business at each Business Location, evidence of past performance is no indication or guaranty of future performance. Buyer further acknowledges and agrees that prior to the execution of this Agreement, Buyer has conducted its own inspection of the Purchased Assets, the Business and the Business Locations, and as a result of that inspection, Buyer is familiar with the Purchased Assets, the Business and the Business Locations and is satisfied with the purchase of the Purchased Assets, the Business and the Business Locations in accordance with this Agreement in their “AS IS” current state and condition “WITH ALL FAULTS,” without representation or warranty, express or implied in fact or by law, by Seller or it Representatives and without recourse to Seller as to the physical condition thereof, the future performance of the Business in each Business Location or any other matter or thing with respect thereto. Buyer further acknowledges and agrees that the Purchase Price for the Purchased Assets is less than or equal to the fair market value of such assets.

ARTICLE 6. ADDITIONAL AGREEMENTS

6.1           Seller’s Conduct of the Business Prior to Closing. From the date of this Agreement until the Closing Date, Seller shall operate the Business at the Business Locations in the ordinary course of business and in a manner substantially consistent with the Seller’s past practices and shall not take any action inconsistent with this Agreement or the consummation of the Closing; provided, Seller shall have the right to stop operations at each Business Location for thirty (30) days or less.

6.2           Buyer’s Conduct of the Business On and After Closing. From and after the Closing Date, Buyer shall operate the Business at the Business Locations in all respects according to the provisions of the Lease (or New Lease, if applicable) and the Dealer Agreement. Buyer shall be responsible to contract with all appropriate companies or vendors for utility and other services, including, without limitation, water, sewer, electricity, gas, telephone, internet, queuing (Bluejet), retail traffic counter, security, pest control, retail radio, payment machine and refuse collection for the Premises and the cost of all such utilities and other services, and any deposits, transfer fees, hook-up charges and additional costs of equipment related thereto shall be paid for by Buyer. Within five (5) days after the Closing Date in connection with a specific Business Location, Buyer shall deliver to Seller executed copies of all contracts entered into with such companies or vendors relating to that Business Location. Seller shall leave the Cricket Signage in place at the Business Location after the Closing and such signage shall be considered to be “Cricket Provided Equipment” as defined in the Dealer Agreement, and shall be used and maintained in good condition and repair by Buyer and subject to the provisions of the Dealer Agreement.

6.3           Expenses. Whether or not the Transaction is consummated, except as otherwise provided herein, all fees and expenses incurred in connection with the Transaction including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

6.4           Confidentiality. The parties acknowledge that the transaction described herein is of a confidential nature and each party will cause its Representatives to hold in strict confidence, and not disclose to any third party, without the prior written consent of the other party, all confidential information received by it in connection with the Transaction, except as may be required by applicable law or as otherwise contemplated herein.

ARTICLE 7. CONDITIONS TO CLOSING

7.1           Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Buyer in writing (provided however, Buyer shall not be entitled to waive the receipt of any required Landlord Consent):

(a)           Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof.

(b)           Performance of Obligations. Seller shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

(c)           Closing Deliveries. Seller shall have delivered to Buyer all of the closing documents and agreements set forth in Sections 3.2 and 3.4.

7.2           Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the Transaction are subject to the satisfaction of the following conditions, unless waived by Seller in writing:

(a)           Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof.

(b)   Performance of Obligations. Buyer shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

(c)           Deliveries. Buyer shall have delivered to Seller all of the closing documents and agreements set forth Sections 3.3 and 3.4

(d)           Additional Condition. With respect to Store No. 2152 / Site No. OKC-R05 (Westernview Center), Seller shall have obtained a fully executed lease for a new store location acceptable to Seller. In the event this condition is not satisfied for any reason, then Seller shall have the right upon written notice to Buyer to terminate this Agreement as to Store No. 2152 / Site No. OKC-R05 (Westernview Center) in which case the deposit received for such location shall be refunded to Buyer.

ARTICLE 8. TERMINATION

8.1           Circumstances for Termination. At any time prior to the Closing, this Agreement may be terminated by written notice:

(a)           by the mutual written consent of Buyer and Seller;

(b)           by either Buyer or Seller if the other party is in breach of any provision of this Agreement, which breach would give rise to a failure to satisfy any condition set forth in Section 7.1 and Section 7.2, and such breach shall not have been cured within ten (10) days of written notice from the terminating party of such breach, provided, that the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement.

(c)           by either Buyer or Seller with respect to any Business Location for which the Closing has not occurred on or prior to October 1, 2011 (for Store Nos. 2155 and 2106) or on or before October 30, 2011 (for Store No. 2152) (the “Outside Closing Date”) for any reason, provided, that the terminating party shall not have breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Closing by such date.

8.2           Effect of Termination. Except as provided herein, if this Agreement is terminated in accordance with Section 8.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in this Article 8 and Section 6.4; provided, that such termination shall not release either party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

ARTICLE 9. INDEMNIFICATION

9.1           Survival of Representations and Warranties. All representations and warranties of Seller or Buyer in this Agreement shall survive the Closing for six (6) months (the “Survival Date”) regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto.

9.2           Indemnification by Seller. Subject to the limitations set forth in this Article 9, Seller shall indemnify, defend and hold harmless Buyer and its Representatives from and against any and all Damages, whether or not involving a third-party claim (collectively, “Buyer Damages”), arising out of, relating to or resulting from: (a) any breach of a representation or warranty of Seller contained in this Agreement or in any other Transaction Document; (b) any breach of a covenant of Seller contained in this Agreement or in any other Transaction Document; or (c) any Excluded Asset or Excluded Obligation.

9.3           Indemnification by Buyer. Subject to the limitations set forth in this Article 9, Buyer shall indemnify, defend and hold harmless Seller and its Representatives from and against any and all Damages, whether or not involving a third-party claim (collectively, “Seller Damages”), arising out of, relating to or resulting from: (a) any breach of a representation or warranty of Buyer contained in this Agreement or in any other Transaction Document; (b) any breach of a covenant of Buyer contained in this Agreement or in any other Transaction Document; or (c) any Assumed Obligation.

9.4           Limitations on Indemnification. Notwithstanding anything herein to the contrary, in no event shall any party hereto be liable for lost profits or for any indirect, special, consequential, incidental, exemplary or punitive damages, including lost profits or lost revenues arising out of a breach of this Agreement, even if advised at the time of the breach of the possibility of such damages (except to the extent payable by an indemnified party to a third party). In determining the amount of any indemnity, there shall be taken into account any insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

9.5           Remedies Exclusive. Following the Closing, the parties acknowledge and agree that the indemnification rights of the parties under this Article 9 are their exclusive remedy with respect to any and all claims arising out of or in relation to this Agreement (whether for breach of contract, tort or otherwise); provided, that nothing herein shall limit or waive either party’s (i) rights to specific performance or injunctive relief in relation to this Agreement, (ii) rights or remedies based on fraud or (iii) rights or remedies under the Dealer Agreement.

9.6           Termination of the Dealer Agreement. Notwithstanding any provision herein to the contrary, in addition to, and not in lieu of, the remedies set forth above, in the event that the Dealer Agreement is terminated with respect to any of the Business Locations referenced herein for any reason, Seller shall have the option, by delivering written notice to Buyer, to repurchase from Subtenant the FF&E contained in such Business Location, at the then fair market value of such FF&E pursuant to Section 9 g) of the Dealer Agreement. Buyer and Seller acknowledge and agree that the FF&E described in Section 1.1(a) is intended to be included within the property described in Section 9 g) of the Dealer Agreement that Seller has the right but not the obligation to buy back from Buyer at fair market value.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1           Amendments and Waivers. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by each of the parties. Either party may waive compliance by the other party with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure, and shall not be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

10.2           Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally, (ii) one (1) day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

If to Buyer:
PQH Wireless, Inc.
11550 I Street, Suite 150
Omaha, NE 68137
Attention: Travis Anderson
Telephone No.: (402) 612-0021
Facsimile No.: (402) 733-8545

If to Seller:
Cricket Communications, Inc.
5887 Copley Drive
San Diego, CA 92111
Attention: Legal Dept/Real Estate Counsel
Telephone No.: (858) 882-6000
Facsimile No.: (858) 882-6080

With a copy to:
Cricket Communications, Inc.
6380 S. Fiddlers Green Circle, 9th Floor
Greenwood Village, CO 80111
Attention: Legal Dept
Telephone No.: (303) 734-7720
Facsimile No.: (303) 574-8147

Any party may alter its notice address by notifying the other parties of such change of address in conformity with the provisions of this section.

10.3           Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Tennessee (without application of principles of conflicts of law).

10.4           Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

10.5           Assignments Prohibited; Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

10.6           No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other person.

10.7           Counterparts. This Agreement may be executed (including, without limitation, by facsimile or other electronic transmission) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

10.8           Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other such instrument. Moreover, the parties agree that the invalid or unenforceable provision shall be enforced to the maximum extent permitted by law in accordance with the intention of the parties as expressed by such provision.

10.9           Entire Agreement. This Agreement, together with the Dealer Agreement referred to herein, contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the parties.

10.10           Construction. Each party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

10.11           Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the Circuit or Chancery Courts for Williamson County, Tennessee, or the United States District Court for the Middle District of Tennessee. Each of the parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.12           Waiver of Jury Trial. THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT.

10.13           Recovery of Fees by Prevailing Party. If any legal action, including, without limitation, an action for injunctive relief, is brought relating to this Agreement or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

10.14           Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

10.15           Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signatures Follow On a Separate Page]

IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

“Buyer”

PQH WIRELESS, INC., a Nebraska corporation

By:	/s/ John Quandahl
Name:
Title:
Tax ID No.:	10-194355

“Seller”

CRICKET COMMUNICATIONS, INC., a Delaware corporation

By:	/s/ Marc Doyce
Name:
Title: